Exhibit 3
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                                ESCROW AGREEMENT


     THIS ESCROW AGREEMENT, made on 2 May 1997, by and between Tamarix Investors LDC ("Investors"), Finprogetti S.p.A. ("Finprogetti"), Mr. Howard E. Chase ("Chase"), and Mr. Fabrizio Donati ("Donati").

     WHEREAS, Finprogetti and Investors have this day entered into an Amendment to Agreement to Purchase Common Stock, a copy of which is attached hereto as Exhibit A, pursuant to which Investors and Finprogetti will each place in escrow stock certificates for 100,000 shares of Common Stock of Trident Rowan Group, Inc. (the "Escrow Shares"); and

     WHEREAS, Finprogetti and Investors desire that Messrs. Chase and Donati jointly act as escrow agents pursuant to that Agreement, and Messrs. Chase and Donati are willing jointly to act as such escrow agents (the "Escrow Agents"),

     NOW THEREFORE, for one dollar and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

     1. The Escrow Agents agree to receive, hold, and distribute the Escrow Shares, solely in accordance with the terms and subject to the conditions of the Agreement.

     2.  The  Escrow  Agents  shall  perform  their  duties  hereunder   without
compensation.

     3. Investors and Finprogetti agree that the Escrow Agents shall have no liability for acting as escrow agents hereunder, except for any acts of gross negligence or wilful misconduct.

     IN WITNESS WHEREOF, the Parties have set their hands and seals as of the first day written above.

                                            Tamarix Investors LDC



                                            By:/s/ Mark Hauser
                                               ---------------


                                            Finprogetti S.p.A.



                                            By:/s/ Giovanni Caronia
                                               --------------------





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                                               /s/ Howard E. Chase
                                               -------------------
                                                   Howard E. Chase



                                               /s/ Fabrizio Donati
                                               -------------------
                                                   Fabrizio Donati



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